EXHIBIT 99B3

COMBINED BALANCE SHEETS                         U S WEST MEDIA GROUP
(UNAUDITED)
                                          September 30, December 31,
In millions                                    1996         1995
---------------------------------------   --------------------------
ASSETS
Current assets:
 Cash and cash equivalents                         $54          $20
 Accounts and notes receivable                     391          287
 Deferred directory costs                          254          247
 Other assets                                      137          187
                                          --------------------------
   Total current assets                            836          741
                                          --------------------------

Property, plant and equipment - net              1,428        1,148
Investment in Time Warner Entertainment          2,493        2,483
Intangible assets - net                          1,791        1,798
Investment in international ventures             1,371        1,511
Net investment in assets held for sale             404          429
Other assets                                       530          505
                                          --------------------------
   Total assets                                 $8,853       $8,615
                                          ==========================
LIABILITIES AND EQUITY
Current liabilities:
 Short-term debt                                  $613         $836
 Accounts payable                                  247          235
 Deferred revenue and customer deposits             85           87
 Other payables                                    419          411
                                          --------------------------
   Total current liabilities                     1,364        1,569
                                          --------------------------

Long-term debt                                   1,741        1,265
Deferred taxes, credits and other                  632          658
Company-obligated mandatorily
 redeemable preferred securities of
 subsidiary trust holding solely Company-
 guaranteed debentures                             600          600
Preferred stock subject to
 mandatory redemption                               51           51

Media Group equity                               4,574        4,599
Company LESOP guarantee                           (109)        (127)
                                          --------------------------
  Total equity                                   4,465        4,472
                                          --------------------------
   Total liabilities and equity                 $8,853       $8,615
                                          ==========================

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